UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2011

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 1, 2011, Health Care REIT, Inc. (the “Company”) notified holders of the outstanding 4.75% Convertible Senior Notes due 2026 (the “Notes”) that they have an option, pursuant to the terms of the Indenture, dated as of November 20, 2006 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and Supplemental Indenture No. 1, dated as of November 20, 2006 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, to require the Company to purchase, on December 1, 2011, all or a portion of such holders’ Notes (the “Put Option”) at a price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but not including, December 1, 2011. In connection with the Put Option, on November 1, 2011, the Company distributed a notice to the holders of the Notes and filed a Schedule TO with the Securities and Exchange Commission. The Put Option will expire at 5:00 p.m., New York City time, on November 30, 2011.

On November 1, 2011, the Company also notified holders of the Notes that they are entitled to convert the Notes into cash and, if applicable, shares of the Company’s common stock (the “Conversion Option”). Pursuant to the terms of the Indenture, the Notes are convertible at any time from, and including, November 1, 2011 to, and including, December 1, 2011.

The Bank of New York Mellon Corporation is the paying agent and the conversion agent.

The press release announcing the Put Option and the Conversion Option is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated November 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: November 1, 2011